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                                                                    Exhibit 1(i)


                       MERRILL LYNCH CAPITAL FUND, INC.
                         ARTICLES OF AMENDMENT TO THE
                           ARTICLES OF INCORPORATION

     MERRILL LYNCH CAPITAL FUND, INC., a Maryland corporation (the "Corporation"), does certify to the State Department of Assessments and Taxation of Maryland that:

    FIRST:    The charter of the Corporation is hereby amended by deleting
Article I thereof in its entirety and inserting the following in lieu thereof:

                                  "ARTICLE I.
                                     NAME
                                     ----

    The name of the corporation is MERRILL LYNCH BALANCED CAPITAL
FUND, INC. (the "Corporation").

    SECOND:   Pursuant to Section 2-607 of the Maryland General Corporation Law,
these Articles of Amendment amend the provisions of the Articles of Incorporation of the Corporation.

    THIRD:    These Articles of Amendment have been approved by a majority of the entire Board of Directors of the Corporation.

    FOURTH:   The authorized capital stock of the Corporation has not been increased by these Articles of Amendment.

    FIFTH:    Except as amended hereby, the Corporation's charter shall remain in full force and effect.

    The undersigned President acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles of Amendment with respect to the authorization and approval of the amendment of the Corporation's charter are true in all material respects, and that this statement is made under the penalties of perjury.

    IN WITNESS WHEREOF, MERRILL LYNCH CAPITAL FUND, INC. has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to by its Secretary as of the 2nd day of May 2000.


                                  MERRILL LYNCH CAPITAL FUND, INC.
                                  (a Maryland corporation)

                                  By: /s/ Terry K. Glenn
                                      ----------------------------
                                      Terry K. Glenn, President



ATTEST:
/s/ Thomas D. Jones, III
-------------------------------
Thomas D. Jones, III, Secretary